Exhibit 99.1

News Release—August 5, 2010

U-STORE-IT SAME-STORE NOI GROWS 2.1%

COMPANY REPORTS SECOND QUARTER FFO PER SHARE OF $0.11

WAYNE, PA — (MARKET WIRE) — August 5, 2010 — U-Store-It Trust (NYSE: YSI) announced its operating results for the three and six months ended June 30, 2010.  “The solid performance of our portfolio was consistent with our expectations entering the quarter.  Occupancy on our same-store portfolio increased 310 basis points from our seasonal low on March 11, 2010 of 74.5% to 77.6% at quarter end, and continued on to 78.3% at the end of July, reflecting a more traditional spring leasing environment. We are pleased with our return to positive net operating income growth on our same-store portfolio and expect a return to positive same-store revenue growth over the second half of this year,” said Dean Jernigan, Chief Executive Officer of U-Store-It.

Key Metrics for the Quarter and Six Months Ended June 30, 2010

•                  Funds from Operations (“FFO”)

•                  FFO of $0.11 per share for the three months ended June 30, 2010 compared to our expectation entering the quarter of $0.10 to $0.11 per share.

•                  Weighted Average Shares and Units Outstanding

•                  Weighted average shares and units outstanding were 98.8 million and 63.3 million for the second quarter of 2010 and 2009, respectively.

•                  Same-store Revenue (364 same-store facilities)

•                  2nd quarter - Same-store total revenue decreased 0.6% from the second quarter of 2009.

•                  Six months ended - Same-store total revenue decreased 1.9% in 2010 over 2009.

•                  Same-store Property Operating Expenses

•                  2nd quarter - Same-store property operating expenses decreased 4.4% when compared to the second quarter of 2009.

•                  Six months ended - Same-store property operating expenses decreased 3.5% from 2009 to 2010.

•                  Same-store Net Operating Income (“NOI”)

•                  2nd quarter - Same-store NOI increased 2.1% from the second quarter of 2009.

•                  Six months ended - Same-store NOI decreased 0.8% from the first six months of 2009.

•                  Realized Annual Rent

•                  2nd quarter - Same-store realized annual rent per occupied square foot decreased to $10.93 or 2.3% compared to the second quarter of 2009.

•                  Six months ended - Same-store realized annual rent per occupied square foot decreased to $10.97 or 2.2% compared to 2009.

•                  Same-store Physical Occupancy

•                  At June 30, 2010, ending physical occupancy increased 90 basis points to 77.6% compared to 76.7% at June 30, 2009.

•                  2nd quarter - Average physical occupancy was 76.5% for the second quarter of 2010 on the same-store facilities, an increase of 110 basis points compared to 75.4% for the second quarter of 2009.

•                  Six months ended - Average physical occupancy was 75.8% for the six months ended June 30, 2010 on the same-store facilities compared to 76.0% for the six months ended June 30, 2009.

•                  Ending sequential quarterly occupancy increased 250 basis points (77.6% as of June 30, 2010 compared to 75.1% as of March 31, 2010) compared to an increase of 140 basis points in the same period last year (76.7% as of June 30, 2009 compared to 75.3% as of March 31, 2009).

•                  Third Party Management

•                  At June 30, 2010, the Company managed 119 properties totaling 7.9 million square feet.  The Company had no properties under management as of June 30, 2009.

•                  2nd quarter — $0.6 million of management fee revenue was generated during the quarter.

“In addition to positive internal growth fundamentals we are having continued success in our external growth initiatives,” said Christopher Marr, President and Chief Investment Officer. Mr. Marr went on to say, “We have expanded by 32% our square feet under management during 2010, increasing from 24.1 million to 31.8 million with the addition of 111 facilities to our third-party management platform. Subsequent to the end of the quarter, we closed on a $6 million acquisition in the Dallas, Texas metro area and have a pipeline of additional acquisition opportunities that we expect will provide continued growth as we move through the second half of the year.”

Funds from Operations

FFO for the second quarter of 2010 was $10.6 million, compared to $13.2 million for the second quarter of 2009.  FFO per share was $0.11 per share for the second quarter of 2010, compared to $0.21 per share for the same quarter of last year.

Operating Results

The Company reported a net loss attributable to the Company of $4.5 million or $0.05 per common share in the second quarter of 2010, compared to a net loss attributable to the Company of $2.8 million or $0.05 per common share in the second quarter of 2009.  Total revenues increased $0.5 million and total property operating expenses decreased $0.5 million in the second quarter of 2010, compared to the same period in 2009. Increases in total revenues are attributable to increased occupancy levels in the same-store portfolio and revenues generated from our third-party management business during the 2010 period as compared to the 2009 period.  Decreases in property operating expenses are attributable to a reduction in utility and repair and maintenance expenses, offset by increases in property insurance and other expenses.

Interest expense decreased approximately $1.9 million in the second quarter of 2010, compared to the second quarter of 2009, primarily as a result of lower interest rates and lower outstanding principal balances during the second quarter of 2010 as compared to the same period in 2009.

Loan procurement amortization expense increased approximately $1.1 million in the second quarter of 2010, compared to the second quarter of 2009, due to loan procurement cost amortization associated with the $450 million Secured Credit Facility that closed in December of

2009 and the additional $116.1 million of secured property level loans the Company obtained during 2009.

The Company’s 367 owned facilities, containing 23.7 million rentable square feet, had a physical occupancy at June 30, 2010 of 77.6% and an average physical occupancy for the quarter ended June 30, 2010 of 76.5%.

Same-Store Results

The Company’s same-store pool at June 30, 2010 represented 364 facilities containing approximately 23.6 million rentable square feet and included approximately 99.2% of the aggregate rentable square feet of the Company’s 367 owned facilities.  These same-store facilities represent approximately 99.8% of property net operating income for the quarter ended June 30, 2010.

The same-store average physical occupancy for the second quarter of 2010 was 76.5% compared to 75.4% for the same quarter of last year.  Same-store net rental income for the second quarter of 2010 decreased 0.8% over the same period in 2009.  Same-store total revenues decreased 0.6% and same-store operating expenses decreased 4.4% as compared to the second quarter of 2009. Same-store net operating income increased 2.1% in the second quarter of 2010 compared to the same quarter of 2009.

For the six months ended June 30, 2010, same-store total revenues, operating expenses and net operating income decreased 1.9%, 3.5%, and 0.8%, respectively, as compared to the results for the six months ended June 30, 2009. Average physical occupancy of the same-store pool for 2010 was 75.8% as compared to 76.0% during 2009. Ending occupancy for our same-store portfolio was 77.6% and 76.7% as of June 30, 2010 and 2009, respectively.

Investment Activity

In April, the Company acquired management and other contracts from United Stor-All Management, LLC adding 85 managed facilities located in 16 states and the District of Columbia and containing approximately 5.4 million square feet.

On July 1, the Company announced it was awarded the contract to manage 25 self-storage facilities located in eight states containing approximately 1.9 million rentable square feet. The self-storage facilities are located in California, Florida, Georgia, Illinois, Massachusetts, Michigan, New Jersey and New York.

As of the date of this release the Company manages 119 facilities containing approximately 7.9 million square feet and located in 17 states and the District of Columbia.

On July 30, the Company acquired a self-storage facility located in suburban Dallas, Texas for $6.0 million. The facility was 80% physically occupied at closing and was acquired free and clear of any encumbrances. With this acquisition, the Company now owns or operates 17 facilities in the Dallas area.

Balance Sheet

During the six months ended June 30, 2010, the Company used cash on hand to repay an $83.3 million CMBS loan that was scheduled to mature in May 2010 and $15.5 million of additional loans maturing during the period.  Additionally, during the year, the Company was repaid $19.9 million in notes receivable related to seller financings the Company provided as part of portfolio dispositions in 2009.

Quarterly Dividend

On June 2, 2010, the Company declared a dividend of $0.025 per share. The dividend was paid on July 22, 2010, to shareholders of record on July 7, 2010.

2010 Financial Outlook

“We are improving our same-store guidance, reflecting our solid performance for the first half of the year. Positive results from our spring and summer leasing season have provided us with increased confidence for the second half of 2010,” said Chief Financial Officer Tim Martin.  “The positive impact of additional external growth opportunities closing in the second half of the year is not factored into our guidance. We will revise our expectations as appropriate based on the timing and volume of closings.”

The Company is adjusting its previously issued estimates and expects that its fully-diluted FFO per share for 2010 will be between $0.46 and $0.51, and that its fully-diluted net loss per share for the period will be between $(0.17) and $(0.12). The Company’s estimate is based on the following key assumptions:

•                  General and administrative expenses of approximately $24.6 million to $25.6 million

•                  For 2010, the same-store pool consists of 364 assets totaling 23.6 million square feet

•                  Same-store revenue growth of 0% to -1.0% over 2009

•                  Same-store expense growth of 1.0% to 2.0% over 2009

•                  Same-store net operating income growth of -1.0% to -3.0% over 2009

2010 Full Year Guidance	Range or Value
Earnings (loss) per diluted share allocated to common shareholders	$(0.17)	to	$(0.12)
Plus: real estate depreciation and amortization	0.63		0.63
FFO per diluted share	$0.46	to	$0.51

The Company estimates that its fully-diluted FFO per share for the quarter ending September 30, 2010 will be between $0.12 and $0.13, and that its fully-diluted net loss per share for the period will be between $(0.04) and $(0.03).

3rd Quarter 2010 Guidance	Range or Value
Earnings (loss) per diluted share allocated to common shareholders	$(0.04)	to	$(0.03)
Plus: real estate depreciation and amortization	0.16		0.16
FFO per diluted share	$0.12	to	$0.13

Conference Call

Management will host a conference call at 11:00 a.m. ET on Friday, August 6, 2010, to discuss financial results for the three and six months ended June 30, 2010.

A live webcast of the conference call will be available online from the investor relations page of the Company’s corporate website at www.u-store-it.com. The dial-in numbers are 1-877-317-6789 for domestic callers and +1 412-317-6789 for international callers. After the live webcast, the call will remain available on U-Store-It’s website for thirty days. In addition, a telephonic replay of the call will be available until September 6, 2010. The replay dial-in number is 1-877-344-7529 for domestic callers and +1 412-317-0088 for international callers.  The reservation number for both is 442326.

Supplemental operating and financial data as of June 30, 2010 is available on our corporate website under Investor Relations - Financial Information - Financial Reports.

About U-Store-It Trust

U-Store-It Trust is a self-administered and self-managed real estate investment trust. The Company’s self-storage facilities are designed to offer affordable, easily accessible and secure storage space for residential and commercial customers. According to the Self-Storage Almanac, U-Store-It Trust is one of the top four owners and operators of self-storage facilities in the United States.

Non-GAAP Performance Measurements

FFO is a widely used performance measure for real estate companies and is provided here as a supplemental measure of operating performance. The Company calculates FFO in accordance with the best practices described in the April 2002 National Policy Bulletin of the National Association of Real Estate Investment Trusts (the “White Paper”). The White Paper defines FFO as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

Management uses FFO as a key performance indicator in evaluating the operations of the Company’s facilities. Given the nature of its business as a real estate owner and operator, the Company considers FFO a key measure of its operating performance that is not specifically defined by accounting principles generally accepted in the United States. The Company believes that FFO is useful to management and investors as a starting point in measuring its operational performance because it excludes various items included in net income that do not relate to or are not indicative of its operating performance such as gains (or losses) from sales of property and depreciation, which can make periodic and peer analyses of operating performance more difficult. FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company’s financial performance, is not an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, and is not indicative of funds available to fund the Company’s cash needs, including its ability to make distributions.

We define net operating income, which we refer to as “NOI,” as total continuing revenues less continuing property operating expenses. NOI also can be calculated by adding back to net income (loss): interest expense on loans, loan procurement amortization expense, acquisition related costs, amounts attributable to noncontrolling interests, other expense, depreciation and amortization expense, general and administrative expense, and deducting from net income: income from discontinued operations, gains on disposition of discontinued operations, other income, and interest income. NOI is not a measure of performance calculated in accordance with GAAP.

Management uses NOI as a measure of operating performance at each of our facilities, and for all of our facilities in the aggregate. NOI should not be considered as a substitute for operating income, net income, cash flows provided by operating, investing and financing activities, or other income statement or cash flow statement data prepared in accordance with GAAP.

Forward-Looking Statements

This presentation, together with other statements and information publicly disseminated by U-Store-It Trust (“we,” “us,” “our” or the “Company”), contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Although we believe the expectations reflected in these forward-looking statements are based on reasonable assumptions, future events and actual results, performance, transactions or achievements, financial and otherwise, may differ materially from the results, performance, transactions or achievements expressed or implied by the forward-looking statements. Risks, uncertainties and other factors that might cause such differences, some of which could be material, include, but are not limited to:

•         national and local economic, business, real estate and other market conditions;

•         the competitive environment in which we operate;

•         the execution of our business plan;

•         financing risks, including the risk of over-leverage and the corresponding risk of default on our mortgage and other debt and potential inability to refinance existing indebtedness;

•         increases in interest rates and operating costs;

•         counterparty non-performance related to the use of derivative financial instruments;

•         our ability to maintain our status as a real estate investment trust (“REIT”) for federal income tax purposes;

•         acquisition and development risks;

•         changes in real estate and zoning laws or regulations;

•         risks related to natural disasters;

•         potential environmental and other liabilities;

•         other factors affecting the real estate industry generally or the self-storage industry in particular; and

•         other risks identified in our Annual Report on Form 10-K and, from time to time, in other reports we file with the Securities and Exchange Commission (the “SEC”) or in other documents that we publicly disseminate.

We undertake no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise except as may be required in securities laws.

Contact:

U-Store-It Trust

Timothy M. Martin

Chief Financial Officer

(610) 293-5700

U-STORE-IT TRUST AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	June 30,	December 31,
	2010	2009

ASSETS
Storage facilities	$1,739,617	$1,774,542
Less: Accumulated depreciation	(336,392)	(344,009)
Storage facilities, net	1,403,225	1,430,533
Cash and cash equivalents	31,877	102,768
Restricted cash	13,961	16,381
Loan procurement costs, net of amortization	16,458	18,366
Notes receivable	256	20,112
Other assets, net	19,257	10,710
Total assets	$1,485,034	$1,598,870

LIABILITIES AND EQUITY

Secured term loan	$200,000	$200,000
Mortgage loans and notes payable	465,854	569,026
Accounts payable, accrued expenses and other liabilities	35,400	33,767
Distributions payable	2,435	2,448
Deferred revenue	8,932	8,449
Security deposits	428	456
Total liabilities	713,049	814,146

Noncontrolling interests in the Operating Partnership	44,731	45,394

Commitments and contingencies

Equity
Common shares $.01 par value, 200,000,000 shares authorized, 92,958,089 and 92,654,979 shares issued and outstanding at June 30, 2010 and December 31, 2009, respectively	930	927
Additional paid in capital	977,211	974,926
Accumulated other comprehensive loss	(1,104)	(874)
Accumulated deficit	(292,350)	(279,670)
Total U-Store-It Trust shareholders’ equity	684,687	695,309
Noncontrolling interest in subsidiaries	42,567	44,021
Total equity	727,254	739,330
Total liabilities and equity	$1,485,034	$1,598,870

U-STORE-IT TRUST AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009

REVENUES
Rental income	$49,465	$49,807	$98,461	$101,052
Other property related income	4,702	4,480	8,780	8,170
Property management fee income	590	—	634	—
Total revenues	54,757	54,287	107,875	109,222
OPERATING EXPENSES
Property operating expenses	24,421	24,920	47,390	48,568
Depreciation and amortization	16,363	17,756	32,741	35,583
General and administrative	6,844	5,628	12,711	11,102
Total operating expenses	47,628	48,304	92,842	95,253
OPERATING INCOME	7,129	5,983	15,033	13,969
OTHER INCOME (EXPENSE)
Interest:
Interest expense on loans	(9,625)	(11,473)	(19,676)	(22,826)
Loan procurement amortization expense	(1,620)	(545)	(3,159)	(1,028)
Interest income	62	55	597	100
Acquisition related costs	(300)	—	(300)	—
Other	(35)	(1)	(76)	(13)
Total other expense	(11,518)	(11,964)	(22,614)	(23,767)

LOSS FROM CONTINUING OPERATIONS	(4,389)	(5,981)	(7,581)	(9,798)

DISCONTINUED OPERATIONS
Income from discontinued operations	—	775	—	1,804
Net gain on disposition of discontinued operations	—	2,120	—	2,622
Total discontinued operations	—	2,895	—	4,426
NET LOSS	(4,389)	(3,086)	(7,581)	(5,372)
NET LOSS (INCOME) ATTRIBUTABLE TO NONCONTROLLING INTERESTS
Noncontrolling interests in the Operating Partnership	233	242	411	419
Noncontrolling interest in subsidiaries	(365)	—	(826)	—
NET LOSS ATTRIBUTABLE TO THE COMPANY	$(4,521)	$(2,844)	$(7,996)	$(4,953)

Basic and diluted loss per share from continuing operations attributable to common shareholders	$(0.05)	$(0.09)	$(0.09)	$(0.16)
Basic and diluted earnings per share from discontinued operations attributable to common shareholders	$—	$0.04	$—	$0.07
Basic and diluted loss per share attributable to common shareholders	$(0.05)	$(0.05)	$(0.09)	$(0.09)

Weighted-average basic and diluted shares outstanding	92,925	58,165	92,880	57,928

AMOUNTS ATTRIBUTABLE TO THE COMPANY’S COMMON SHAREHOLDERS:
Loss from continuing operations	$(4,521)	$(5,507)	$(7,996)	$(9,020)
Total discontinued operations	—	2,663	—	4,067
Net loss	$(4,521)	$(2,844)	$(7,996)	$(4,953)

Same-store facility results (364 facilities)

(in thousands, except percentage and per square foot data)

	Three months ended
	June 30,	June 30,	Percent
	2010	2009	Change

REVENUES
Net rental income	$49,269	$49,672	-0.8%
Other property related income	4,467	4,393	1.7%
Total revenues	53,736	54,065	-0.6%

OPERATING EXPENSES
Property taxes	6,810	7,447	-8.6%
Personnel expense	5,762	5,880	-2.0%
Advertising	2,748	2,792	-1.6%
Repair and maintenance	668	789	-15.3%
Utilities	2,038	2,314	-11.9%
Property insurance	774	669	15.7%
Other expenses	3,038	2,943	3.2%

Total operating expenses	21,838	22,834	-4.4%

Net operating income (1)	$31,898	$31,231	2.1%

Gross margin	59.4%	57.8%

Period Average Occupancy (2)	76.5%	75.4%

Period End Occupancy (3)	77.6%	76.7%

Total rentable square feet	23,562	23,562

Realized annual rent per occupied square foot (4)	$10.93	$11.18	-2.3%

Scheduled annual rent per square foot (5)	$11.67	$11.67	0.0%

Reconciliation of Same-Store Net Operating Income to Operating Income

Same-store net operating income (1)	$31,898	$31,231
Non same-store net operating income (1)	68	121
Indirect property overhead (6)	(1,630)	(1,985)
Depreciation and amortization	(16,363)	(17,756)
General and administrative expense	(6,844)	(5,628)

Operating Income	$7,129	$5,983

(1)	Net operating income (NOI) is a non-GAAP (generally accepted accounting principles) financial measure that excludes the impact of depreciation and general & administrative expense.
(2)	Square feet occupancy represents the weighted average occupancy for the period.
(3)	Represents occupancy at June 30 of the respective year.
(4)	Realized annual rent per occupied square foot is computed by dividing rental income by the weighted average occupied square feet for the period.
(5)	Scheduled annual rent per square foot represents annualized contractual rents per available square foot for the period.
(6)	Includes property management fee income earned in conjunction with managed properties.

Same-store facility results (364 facilities)

(in thousands, except percentage and per square foot data)

	Six months ended
	June 30,	June 30,	Percent
	2010	2009	Change

REVENUES
Net rental income	$97,987	$100,462	-2.5%
Other property related income	8,408	8,014	4.9%
Total revenues	106,395	108,476	-1.9%

OPERATING EXPENSES
Property taxes	13,950	14,576	-4.3%
Personnel expense	11,694	11,854	-1.3%
Advertising	3,491	3,947	-11.6%
Repair and maintenance	1,305	1,388	-6.0%
Utilities	4,512	4,906	-8.0%
Property insurance	1,541	1,290	19.5%
Other expenses	6,321	6,421	-1.6%

Total operating expenses	42,814	44,382	-3.5%

Net operating income (1)	$63,581	$64,094	-0.8%

Gross margin	59.8%	59.1%

Period Average Occupancy (2)	75.8%	76.0%

Period End Occupancy (3)	77.6%	76.7%

Total rentable square feet	23,562	23,562

Realized annual rent per occupied square foot (4)	$10.97	$11.21	-2.2%

Scheduled annual rent per square foot (5)	$11.63	$11.98	-2.9%

Reconciliation of Same-Store Net Operating Income to Operating Income

Same-store net operating income (1)	$63,581	$64,094
Non same-store net operating income (1)	202	316
Indirect property overhead (6)	(3,298)	(3,756)
Depreciation and amortization	(32,741)	(35,583)
General and administrative expense	(12,711)	(11,102)

Operating Income	$15,033	$13,969

(1)	Net operating income (NOI) is a non-GAAP (generally accepted accounting principles) financial measure that excludes the impact of depreciation and general & administrative expense.
(2)	Square feet occupancy represents the weighted average occupancy for the period.
(3)	Represents occupancy at June 30 of the respective year.
(4)	Realized annual rent per occupied square foot is computed by dividing rental income by the weighted average occupied square feet for the period.
(5)	Scheduled annual rent per square foot represents annualized contractual rents per available square foot for the period.
(6)	Includes property management fee income earned in conjunction with managed properties.

Non-GAAP Measure — Computation of Funds From Operations

(in thousands, except per share data)

	Three months ended
	June 30,	June 30,
	2010	2009

Net loss	$(4,389)	$(3,086)

Add (deduct):
Real estate depreciation and amortization	15,950	18,399
Gains on sale of real estate	—	(2,120)
Noncontrolling interests in subsidiaries share of FFO	(934)	—

FFO	$10,628	$13,193

Loss per share attributable to common shareholders - fully diluted	$(0.05)	$(0.05)
FFO per share and unit - fully diluted	$0.11	$0.21

Weighted-average basic and diluted shares outstanding	92,925	58,165
Weighted-average diluted shares and units outstanding	98,802	63,260

Dividend per common share and unit	$0.025	$0.025
Payout ratio of FFO (Dividend per share divided by FFO per share)	23%	12%